SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                        MAIN STREET AND MAIN INCORPORATED
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    paid  previously.  Identify the previous filing by  registration  statement number, or the form or schedule and the date of its filing.

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
                                   MAIN STREET
                              AND MAIN INCORPORATED

                  --------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 24, 2002
                  --------------------------------------------

Dear Stockholders:

     On behalf of your Board of Directors, we cordially invite you to attend the 2002 Annual Meeting of Stockholders of Main Street and Main Incorporated, a Delaware corporation ("Company"). The Annual Meeting of Stockholders will be held at 10:00 a.m., on Monday, June 24, 2002 at one of the Company's newest Bamboo Club restaurants located at 699 South Mill Avenue, Tempe, Arizona. After a complimentary breakfast and tour of this new location, the Annual Meeting will move to the fifth floor of the adjoining Bank of America Building at the same address, where all business will be conducted. All holders of the Company's outstanding Common Stock as of the close of business on April 26, 2002, are welcomed to attend and entitled to vote at the meeting. At this year's meeting we will be asking you to vote on the following matters:

     1.  To  elect   directors  to  serve  until  the  next  Annual  Meeting  of
Stockholders and until their successors are elected and qualified.

     2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 30, 2002.

     3. To approve the adoption of Company's 2002 Incentive Stock Option Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on April 26, 2002, our record date, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.


                                   Sincerely,

                                   /s/ Michael J. Herron

                                   Michael J. Herron
                                   Secretary


Phoenix, Arizona
April 30, 2002

                        MAIN STREET AND MAIN INCORPORATED
                        5050 NORTH 40TH STREET, SUITE 200
                             PHOENIX, ARIZONA 85018

                                 PROXY STATEMENT
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  JUNE 24, 2002

                            VOTING AND OTHER MATTERS

GENERAL

     The enclosed proxy is solicited on behalf of Main Street and Main Incorporated, a Delaware corporation ("Company"), by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 10:00 a.m. on Monday, June 24, 2002, or at any adjournment or adjournments thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders. The meeting will start at one of our newest Bamboo Club restaurants for breakfast and a tour of the restaurant and then move to the fifth floor of the adjoining Bank of America Building where all business will be conducted, both located at 699 South Mill Street, Tempe, Arizona.

     These proxy solicitation materials are being mailed on or about May 10, 2002, to all stockholders entitled to vote at the meeting.

VOTING SECURITIES AND VOTING RIGHTS

     Stockholders of record at the close of business on April 26, 2002, our record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding approximately 14,067,598 shares of our common stock.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of our outstanding common stock constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the six directors receiving the largest number of "for" votes of common stock of the Company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected directors. The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for (1) the approval of the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 30, 2002, (2) the approval of the Company's 2002 Incentive Stock Option Plan, and (3) the approval of any other business that may properly come before the meeting.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as un-voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted "for" the election of the nominees set forth in this proxy statement; "for" the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 30, 2002; and "for" the approval of the establishment of the Company's 2002 Incentive Stock Option Plan to issue 1,000,000 shares of the Company's common stock.

REVOCABILITY OF PROXIES

     You may revoke a proxy at any time before its use by

     *    delivering to us written notice of revocation, or

     *    delivering to us a duly executed proxy bearing a later date, or

     *    attending the meeting and voting in person.

SOLICITATION

     We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to those beneficial owners. Certain of our directors and officers also may solicit proxies, personally or by telephone or e-mail, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

     Our 2001 Annual Report to Stockholders, which we mailed to you with or preceding this proxy statement, contains financial and other information about the activities of our Company but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the "Compensation Committee's Report on Executive Compensation," "Report of the Audit Committee," and "Performance Graph" shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     UPON WRITTEN REQUEST, WE WILL PROVIDE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SEC WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE. WE ALSO WILL FURNISH ANY EXHIBITS LISTED IN THE FORM 10-K REPORT UPON REQUEST AT THE ACTUAL EXPENSE WE INCUR IN FURNISHING THE EXHIBIT. YOU SHOULD DIRECT ANY SUCH REQUESTS TO OUR SECRETARY AT OUR EXECUTIVE OFFICES AT 5050 NORTH 40TH STREET, SUITE 200, PHOENIX, ARIZONA 85018.

                         ELECTION OF CORPORATE DIRECTORS

NOMINEES

     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of the board of directors or stockholders. All directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified, or until their earlier resignation or removal.

     A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. A director's term of office will continue until the next annual meeting of stockholders or until that director's successor has been elected and qualified.

     The following table sets forth certain information regarding the nominees for directors of our Company:

NAME                                   AGE       POSITIONS AND OFFICES PRESENTLY HELD WITH THE COMPANY
-----                                  ---       -----------------------------------------------------
John F. Antioco(1)...............      52        Chairman of the Board
Bart A. Brown, Jr................      70        Chief Executive Officer, and Director
William G. Shrader...............      54        President, Chief Operating Officer, and Director
Jane Evans(1)....................      57        Director
John C. Metz(1)..................      62        Director
Debra Bloy(1)....................      47        Director

----------
(1)  Member of the Audit and Compensation Committees.

     JOHN F. ANTIOCO has served as Chairman of the board of directors since August 9, 1996, and as a director of our Company since January 8, 1996. Mr. Antioco has served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Inc. since July 1997. Mr. Antioco previously served as President and Chief Executive Officer of Taco Bell Corp. Mr. Antioco served as the Chairman of The Circle K Corporation from August 1995 until May 1996 and as President and Chief Executive Officer of Circle K from July 1993 until May 1996. Mr. Antioco joined Circle K as Chief Operating Officer in September 1991. Mr. Antioco was Chief Operating Officer of Pearle Vision Centers, Inc. from June 1990 to August 1991. From 1970 to 1990, Mr. Antioco held various positions with The Southland Corporation.

     BART A. BROWN, JR. has served as our Chief Executive Officer and as a director of our Company since December 1996. Mr. Brown formerly served as our President. Mr. Brown was affiliated with Investcorp International, N.A., an international investment banking firm, from April 1996 until December 1996. Mr. Brown served as the Chairman and Chief Executive Officer of Color Tile, Inc. at the request of Investcorp International, Inc., which owned all of that Company's common stock, from September 1995 until March 1996. In January 1996, Color Tile filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Brown served as Chairman of the Board of The Circle K Corporation from June 1990, shortly after that Company filed for reorganization under Chapter 11 of the United States Bankruptcy Code, until September 1995. From September 1994 until September 1996, Mr. Brown served as the Chairman and Chief Executive Officer of Spreckels Industries, Inc. Mr. Brown engaged in the private practice of law from 1963 through 1990 after seven years of employment with the Internal Revenue Service.

     WILLIAM G. (BILL) SHRADER has served as our President upon his promotion in June 2001 from our Executive Vice President, and served as our Chief Operating Officer and as a director of our Company since March 1999. Prior to joining our Company, Mr. Shrader was Senior Vice President of Marketing for Tosco Marketing Company, a refiner and marketer of petroleum products, from February 1997 to March 1999. From August 1992 to February 1997, Mr. Shrader served in several capacities at Circle K Stores, Inc., including President of the Arizona Region, President of the Petroleum Products/Services Division, Vice President of Gasoline Operations, and Vice President of Gasoline Marketing. Mr. Shrader began his career in 1976 at The Southland Corporation and departed in 1992 as National Director of Gasoline Marketing.

     JANE EVANS has served as a director of our Company since March 1997. Ms. Evans has served as Chief Executive Officer of Opnix, Inc. since May 2001. Ms. Evans served as President and Chief Executive Officer of Smart TV n/k/a Gamut Interactive, Inc. from April 1995 to May 2001. Ms. Evans served as Vice President and General Manager of U.S. West Communications, Home and Personal Services from February 1991 until March 1995; as President and Chief Executive Officer of Interpacific Retail Group from March 1989 until January 1991; as a General Partner of Montgomery Securities from January 1987 until February 1989; as President and Chief Executive Officer of Monet Jewelers from May 1984 until December 1987; as Executive Vice President - Fashion Group of General Mills, Inc. from October 1979 until April 1984; as Vice President - Corporate Development of Fingerhut from November 1977 until September 1979; as President of Butterick Fashions from May 1974 until October 1977; and as President of the
I. Miller Division of Genesco, Inc. from May 1970 until May 1973. Ms. Evans serves on the Boards of Directors of the Philip Morris Companies, Inc., Georgia-Pacific Corp., Kaufman & Broad Home Corp., and Petsmart, Inc.

     JOHN C. METZ has served as a director of our Company since April 1996. Mr. Metz has served as Chairman and Chief Executive Officer of Metz Enterprises, Inc., a contract food management and retail restaurant Company, since 1987. Metz Enterprises is a T.G.I. Friday's franchisee in the northeastern United States. Mr. Metz previously served as President and Chief Executive Officer of Custom Management Corporation, a contract food management corporation, from 1967 until 1987.

     DEBRA BLOY has served as a director of our Company since October 2000. Ms. Bloy has over twenty-four years of experience as an owner and operator of several fine-dining restaurant concepts. Ms. Bloy was the sole owner and operator of two Bamboo Club restaurants located in Phoenix and Scottsdale, Arizona, until their sale to the Company in 2000.

     There are no family relationships among any of our directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our bylaws authorize the board of directors to appoint among its members one or more committees consisting of one or more directors. The board of directors has appointed an Audit Committee and a Compensation Committee. The members of both the Audit and the Compensation Committee are John F. Antioco, Jane Evans, John C. Metz, and Debra Bloy, all of whom are independent directors.

     The Audit Committee oversees

          * the integrity of the financial reports and other financial information provided by the Company to the public, any governmental or regulatory body, or any other user of such financial statements;

          * the Company's systems of internal accounting and financial controls;

          * the independence and performance of the Company's internal and external auditors; and

          * compliance by the Company with external legal and regulatory requirements as well as any legal compliance and ethics programs as may be established by the board and the Company's management from time-to-time.

     The Compensation Committee makes recommendations to the board of directors concerning remuneration arrangements for senior management and directors. The board of directors has not appointed any other committees.

     Our board of directors held a total of five meetings during the fiscal year ended December 31, 2001. Our Audit Committee met separately at five formal meetings during the fiscal year ended December 31, 2001. Our Compensation Committee met separately at one formal meeting during the fiscal year ended December 31, 2001. Attendance at meetings by our directors was either in person or telephonically. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board of directors on which such director was a member.

DIRECTOR COMPENSATION

     Employees of our Company do not receive additional compensation for serving as members of our board of directors. We have an employment agreement with Bart
A. Brown, Jr., our Chief Executive Officer and William G. Shrader, our President and Chief Operation Officer, both directors of our Company. See "Executive Compensation - Employment Agreements."

     During 2001, our non-employee directors received $15,000 in annual compensation plus $1,000 for each board of directors meeting attended in person and $500 for each telephonic board of directors meeting. We reimburse our directors' costs and expenses for attending meetings of the board of directors. Directors of our Company are eligible to receive stock options and other awards under our 1999 Incentive Stock Plan. See "Executive Compensation - 1999 Incentive Stock Plan."

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require directors, officers, and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon our review of the copies of such forms that we received during fiscal 2001 and written representations that no other reports were required, we believe that each person who at any time during the fiscal year was a director, executive officer, or beneficial owner of 10% or more of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth, for the periods indicated, the compensation received by our Chief Executive Officer and our other executive officers whose annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             -------------
                                                   ANNUAL COMPENSATION        SECURITIES
                                                 -----------------------      UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY($)      BONUS($)     OPTIONS(#)(1)     COMPENSATION (2)
---------------------------             ----     ---------      --------     -------------     ----------------
Bart A. Brown, Jr.,                     2001     $ 311,538           -0-        150,000             $5,250
Chief  Executive Officer                2000     $ 278,846           -0-         50,000             $5,250
                                        1999     $ 250,000      $ 50,000        200,000             $  900

William G. Shrader,                     2001     $ 253,654      $150,000        100,000             $4,038
President  and Chief Operating          2000     $ 222,307      $ 70,000         50,000             $3,548
Officer                                 1999     $ 166,365(3)   $ 75,000        250,000                -0-

Lawrence K. White, Vice President       2001     $ 145,385      $ 10,000         25,000             $2,046
Finance and Treasurer (4)               2000     $  43,000           -0-         20,000                -0-

Jeffrey Smit, Senior Vice President
of Restaurant Operations (5)            2001     $ 124,423      $ 20,000         15,000             $2,944(2)

----------
(1) Except as otherwise indicated, the exercise prices of the options granted were the fair market value of our common stock on the date of grant.
(2)  Represents matching contributions we made to our 401(k) plan..
(3) Represents amounts paid beginning on March 1, 1999, the date on which Mr. Shrader joined our Company.
(4)  Effective   April  1,   2002,   Lawrence   K.   White   resigned   as  Vice
     President-Finance and Treasurer and Michael Garnreiter was hired as Executive Vice President, Chief Financial Officer and Treasurer.
(5) Jeffrey Smit was appointed to Senior Vice President of Restaurant Operations on June 1, 2001.

     Officers and key personnel of our Company are eligible to receive stock options and awards under our 1990 Stock Option Plan, 1995 Stock Option Plan, and 1999 Incentive Stock Plan. Also, our executive officers participate in a non-qualified officers option program and medical insurance benefits that are generally available to all of our employees.

OPTION GRANTS

     The following table provides information on stock options granted to the named officers during our fiscal year ended December 31, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                                -----------------------------------------------------------          AT ASSUMED ANNUAL
                                  NUMBER OF         % OF TOTAL                                     RATES OF STOCK PRICE
                                 SECURITIES          OPTIONS                                      APPRECIATION FOR OPTION
                                 UNDERLYING          GRANTED        EXERCISE                              TERM(2)
                                   OPTIONS         TO EMPLOYEES      PRICE       EXPIRATION     --------------------------
          NAME                  GRANTED(#)(1)     IN FISCAL YEAR     ($/SH)         DATE            5%              10%
          ----                  -------------     --------------     ------         ----        ----------      ----------
Bart A. Brown, Jr.(3)......        150,000              24%          $ 2.75       03-12-11      $  795,000      $1,509,000
William G. Shrader.........        100,000              16%          $ 3.65       06-01-11      $  440,000      $  916,000
Lawrence K. White..........         25,000               4%          $ 3.65       06-01-11      $  110,000      $  229,000
Jeffrey Smit...............         15,000               2%          $ 3.65       06-01-11      $   66,000      $  137,400

----------
(1) The options were granted at the fair market value of the shares on the date of grant and have 10-year terms.
(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock
(3)  Options awarded were from the non-qualified officer options program.

FISCAL YEAR-END OPTION HOLDINGS

     The following table provides information on option exercises in fiscal 2001 by each of the named officers and the values of each such officer's unexercised options at December 31, 2001.

                             YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                          SHARES                                   OPTIONS AT                  IN-THE-MONEY OPTIONS
                         ACQUIRED                              FISCAL YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                            ON              VALUE        -----------------------------     -----------------------------
     NAME              EXERCISE (#)     REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
     ----              ------------     ------------     -----------     -------------     -----------     -------------
Bart A. Brown,.Jr.         -0-               -0-           1,212,500              0         $2,508,663       $        0
William G. Shrader         -0-               -0-             266,667        133,333         $  420,334       $  116,666
Lawrence K. White          -0-               -0-              20,000         25,000         $   31,300       $   37,750
Jeffrey Smit               -0-               -0-              62,000         35,000         $  120,021       $   51,067

----------
(1) Calculated based upon the closing price of our common stock on the Nasdaq National Market on December 31, 2001, of $4.94 per share. The exercise prices of certain of the options held by our executive officers on December 31, 2001 were equal to or greater than $4.94 per share.

STOCK OPTION PLANS

     We have three stock option plans: the 1990 Stock Option Plan, the 1995 Stock Option Plan, and the 1999 Incentive Stock Plan. Each of these plans permit us to grant options that are intended to qualify as incentive stock options under the Internal Revenue Code, as well as nonqualified stock options. These plans also permit us to make other stock-based awards, including grants of shares of common stock and stock appreciation rights, or SARs.

     We may grant options and awards under our stock option plans to employees, directors, and independent contractors who provide services to our Company. We may grant options that are incentive stock options only to key personnel of our Company or our subsidiaries who are also employees of our Company or our subsidiaries. The terms and conditions of incentive stock options must be consistent with the qualification requirements set forth in the Internal Revenue Code. The exercise price of all incentive stock options must be at least equal to the fair market value of our common stock on the date of the grant or, in the case of incentive stock options granted to a person who holds 10% or more of the voting power of our stock, at least 110% of the fair market value of our common stock on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years (five years in the case of incentive stock options granted to a person who holds 10% or more of the voting power of our stock).

     To exercise an option, the option-holder will be required to deliver to us full payment of the exercise price for the shares as to which the option is being exercised. Generally, options can be exercised by delivery of cash, check, or shares of our common stock.

     SARs will entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the price on the date the SAR was granted or became effective to the market value of the common stock on the date first exercised or surrendered. Stock awards will entitle the recipient to receive shares of our common stock directly. Cash awards will entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of our common stock or other securities of our Company.

     Our board of directors administers our option plans. The board of directors may delegate all or any portion of its authority and duties under our option plans to one or more committees appointed by the board of directors under such conditions and limitations as the board of directors may from time to time establish. The board of directors and/or any committee that administers our plans has the authority, in its discretion, to determine all matters relating to awards, including the selection of the individuals to be granted awards, the type of awards, the number of shares of common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award.

     A maximum of 250,000 shares of common stock may be issued under the 1990 Plan. As of April 1, 2002, 8,250 shares of common stock have been issued upon exercise of options granted pursuant to the 1990 Plan and there were outstanding options to purchase 97,625 shares of common stock under the 1990 Plan. No incentive awards other than stock options have been granted under the 1990 Plan. The 1990 Plan expired on July 24, 2000. Any options granted under the 1990 Plan will remain outstanding until their respective expiration dates or earlier termination in accordance with their respective terms.

     A maximum of 325,000 shares of common stock may be issued under the 1995 Plan. As of April 1, 2002, 18,250 shares of common stock have been issued upon exercise of options granted under the 1995 Plan and there were outstanding options to acquire 217,500 shares of common stock under the 1995 Plan. Accordingly, only an additional 89,250 shares remain available for grants under the 1995 Plan. The 1995 Plan will remain in effect until January 8, 2006. The 1995 Plan included an automatic program that provided for the automatic grant of options to non-employee directors of our Company. Because there currently is not a sufficient number of shares remaining authorized under the 1995 Plan to permit grants under the automatic program, our board of directors discontinued the automatic program in 1999.

     A maximum of 1,000,000 shares of common stock may be issued under the 1999 Plan. The maximum number of shares covered by awards granted to any individual in any year may not exceed 15% of the total number of shares that may be issued under the 1999 Plan. As of April 1, 2002, 10,665 shares of common stock have been issued upon exercise of options granted under the 1999 Plan and there were outstanding options to acquire 961,168 shares of common stock under the 1999 Plan. An additional 28167 shares remain available for grant under the 1999 Plan. The 1999 Plan will remain in force until February 19, 2009, unless sooner terminated by the board of directors.

NON-QUALIFIED AND OFFICER OPTION PROGRAM

     In addition to the employee incentive stock plans, the Company has issued options for 2,045,000 to executive officers and directors at prices generally equal to or above fair market value at the date of grant, at prices ranging from $2.00 to $5.00 per share.

401(k) PROFIT SHARING PLAN

     Our qualified 401(k) Profit Sharing Plan was adopted by the board of directors on January 14, 1991, effective as of January 1, 1991, and covers corporate management and restaurant employees. The 401(k) Plan currently provides for a matching contribution equal to 50% of the first 4% of the salary deduction a participant elects to defer as a contribution to the 401(k) Plan. The 401(k) Plan further provides for a special discretionary contribution equal to a percentage of a participant's salary to be determined each year by our Company. We also may contribute a discretionary amount in addition to the special discretionary contribution. Contributions to the 401(k) Plan by our Company for fiscal 2001 totaled approximately $249,000.

EMPLOYMENT AGREEMENTS

     We are a party to an employment agreement with Bart A. Brown, Jr. with a term through December 31, 2002. The agreement automatically renews for successive one-year terms unless either party terminates by giving the other party at least 60 days' written notice. Mr. Brown's employment agreement provides for him to serve as the Chief Executive Officer of our Company. The employment agreement provides for Mr. Brown to receive a salary of $250,000 per annum and as a result of a discretionary increase from the board of directors, Mr. Brown is currently receiving $300,000 per annum. In addition, the employment agreement provides that Mr. Brown will be eligible to receive discretionary bonuses in amounts determined by our board of directors. The employment agreement contains provisions regarding non-competition, non-solicitation of employees, and non-disclosure of confidential information.

     The employment agreement provides for Mr. Brown to receive his fixed compensation to the date of the termination of his employment by reason of resignation or as a result of termination of employment "for cause," as defined in the agreement. In the event of the termination of employment by reason of death or disability, the employment agreement provides for the payment of fixed compensation to Mr. Brown for a period of one year from the date of death or disability. If we terminate Mr. Brown's employment other than "for cause" or in the event of any termination of employment following any "change in control" of our Company, as defined in the agreement, the employment agreement also provides for Mr. Brown to receive his fixed compensation as if his employment had not been terminated. Section 280G of the Internal Revenue Code may limit the deductibility of such payments for federal income tax purposes. If these payments are not deductible and if we have income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be "phantom income" (i.e., income without cash) to our Company. A change in control would include a merger or consolidation of our Company, a sale of all or substantially all of our assets, changes in the identity of a majority of the members of our board of directors, or acquisitions of more than 15% of our common stock, subject to certain limitations.

     We are a party to an employment agreement with William G. Shrader with a term through December 31, 2004. Mr. Shrader's employment agreement provides for him to serve as the President and Chief Operating Officer of our Company. The employment agreement provides for Mr. Shrader to receive a salary of $275,000 per annum in 2002, which salary shall increase by the amount of $25,000 in each succeeding year of its term. In addition, the employment agreement provides that Mr. Shrader will be eligible to receive discretionary bonuses in amounts determined by our board of directors. The employment agreement contains provisions regarding non-competition, non-solicitation of employees, and non-disclosure of confidential information.

     The employment agreement provides for Mr. Shrader to receive his fixed compensation to the date of the termination of his employment by reason of resignation or as a result of termination of employment "for cause," as defined in the agreement. In the event of the termination of employment by reason of death or disability, the employment agreement provides for the payment of fixed compensation to Mr. Shrader for a period of 18 months from the date of death or disability. If we terminate Mr. Shrader's employment other than "for cause" the Agreement provides for Mr. Shrader to receive his fixed compensation as if his employment had not been terminated. In the event of any termination of employment following any "change in control, wherein Mr. Shrader is not offered the same or a better position" in our Company, as defined in the agreement, the employment agreement also provides for Mr. Shrader to receive 24 months salary.
Section 280G of the Internal Revenue Code may limit the deductibility of such payments for federal income tax purposes. If these payments are not deductible and if we have income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be "phantom income" (i.e., income without cash) to our Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our certificate of incorporation and bylaws provide that our Company will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director, officer, or agent of our Company or who serves or served any other enterprise or organization at the request of our Company. Under Delaware law, to the extent that an indemnitee is successful on the merits of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of our Company, or serves or served any other enterprise or organization at the request of our Company, we will indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, an indemnitee may be indemnified under Delaware law against both (a) expenses, including attorneys' fees, and (b) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our Company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of our Company, where the suit is settled, an indemnitee may be indemnified under Delaware law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our Company, except that if the indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to our Company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses. Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by our Company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by our Company. We also may advance expenses incurred by other employees and agents of our Company upon such terms and conditions, if any, that our board of directors deems appropriate. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2001, our Compensation Committee consisted of John F. Antioco, Jane Evans, John C. Metz, and Debra Bloy.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     Decisions on compensation of our executives are made by the Compensation Committee, consisting of independent members of our board of directors appointed by our board of directors. The board of directors and the Compensation Committee make every effort to ensure that the compensation plan is consistent with our values and is aligned with our business strategy and goals.

     Our compensation program for executive officers consists primarily of base salary, bonus, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, which generally are available to all employees of our Company.

     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on our Company's financial results as well as the achievement of personal and corporate objectives that will contribute to the long-term success of our Company in building stockholder value. Stock option grants are intended to result in minimal or no rewards if our stock price does not appreciate, but may provide substantial rewards to executives as all of our Company's stockholders benefit from stock price appreciation.

     We follow a subjective and flexible approach rather than an objective or formulaic approach to compensation. Various factors receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended December 31, 2001, the committee took into account, among other things, our financial results, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in the restaurant industry.

BASE SALARY AND ANNUAL INCENTIVES

     Base salaries for executive positions are established relative to our financial performance and comparable positions in similarly sized companies. The committee from time to time may use competitive surveys and outside consultants to help determine the relevant competitive pay levels. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the committee also takes into account individual experience and performance, salary levels relative to other positions with our Company, and specific needs particular to our Company.

     Annual incentive awards are based on our financial performance and the efforts of our executives. Performance is measured based on profitability and revenue and the successful achievement of functional and personal goals. We awarded minimal bonuses to some of our executive staff, administrative staff and operations management staff, for their performance during the fiscal year ended December 31, 2001.

STOCK OPTION GRANTS

     We believe in tying executive rewards directly to the long-term success of our Company and increases in stockholder value through grants of executive stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in our common stock. The amount of options granted takes into account options previously granted to an individual. We granted options to our executive officers during fiscal 2001. See "Executive Compensation - Option Grants."

OTHER BENEFITS

     Executive officers are eligible to participate in benefit programs designed for all full-time employees of our Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage equal to one times base salary to a maximum of $50,000.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Bart A. Brown, Jr. has served as our Chief Executive Officer since December 16, 1996. In addition, prior to June 2001 he also served as our President. Effective January 1, 1999, we entered into a new employment agreement with Mr. Brown. See "Executive Compensation - Employment Agreement." The board of directors determined Mr. Brown's salary based on a number of factors, including our Company's performance, Mr. Brown's individual performance, and salaries paid by comparable companies. Mr. Brown did not receive a bonus in fiscal 2001. See "Executive Compensation - Summary Compensation Table."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. We do not believe that our compensation arrangements with any of our executive officers will exceed the limits on deductibility during our current fiscal year.

     This report has been furnished by the members of the Compensation Committee of our board of directors.

              John F. Antioco, Compensation Committee Chair
              Jane Evans
              John C. Metz
              Debra Bloy

                          REPORT OF THE AUDIT COMMITTEE

     Our board of directors has appointed an Audit Committee consisting of four directors. All of the members of the committee are "independent" of our Company and management, as that term is defined in the Nasdaq listing standards, except for Debra Bloy. Ms. Bloy is not "independent" within the meaning of the Nasdaq rules because (1) our Company paid Ms. Bloy and her related entities approximately $12,000,000 in 2000 in our purchase of the Bamboo Club restaurant and concepts, and (2) our Company paid Ms. Bloy more than $60,000 for consulting services in connection with new Bamboo Club restaurant design during fiscal 2001. Despite the fact that Ms Bloy is not independent, our board of directors has determined that the best interest of our Company and our stockholders require that Ms. Bloy serve on the Audit committee. Our board of directors made this determination based on Ms. Bloy's background, her special expertise arising out of her position as founder of Bamboo Club, and her knowledge of the industry.

     The primary responsibility of the committee is to oversee

          * the integrity of the financial reports and other financial information provided by the Company to the public, any governmental or regulatory body, or any other user of such financial statements,

          * the Company's systems of internal accounting and financial controls,

          * the independence and performance of the Company's internal and external auditors, and

          * compliance by the Company with external legal and regulatory requirements as well as any legal compliance and ethics programs as may be established by the board and the Company's management from time-to-time.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the committee reviewed our audited consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of our Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditors the auditors' independence from management and our Company, including the matters covered by the written disclosures and letter provided by the independent auditors.

     The committee discussed with our Company's independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our Company, our internal controls, and the overall quality of our financial reporting.

     Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board approved, that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Our  board of  directors  has  adopted  a  written  charter  for the  Audit
Committee.

              John F. Antioco, Audit Committee Chair
              Jane Evans, Audit Committee Member
              Jane C. Metz, Audit Committee Member
              Debra Bloy, Audit Committee Member

                                PERFORMANCE GRAPH

     The following line graph compares  cumulative total stockholder returns for
(a) our common stock; (b) the Nasdaq Stock Market (U.S.) Index; and (c) a peer group.

     The graph assumes an investment of $100 in each of our common stock, the peer group, and the index on December 26, 1996. The calculation of cumulative stockholder return on the peer group and the index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The stock price and index performance shown in the graph are not necessarily indicative of future results.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG MAIN STREET AND MAIN INCORPORATED,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                THE DOW JONES RESTAURANTS INDEX AND A PEER GROUP

                                                            Cumulative Total Return
                                      --------------------------------------------------------------------
                                      12/30/96    12/29/97    12/28/98    12/27/99    12/25/00    12/31/01
                                      --------    --------    --------    --------    --------    --------
MAIN STREET AND MAIN INCORPORATED      100.00      172.22      190.74      188.92      177.78      292.74
NASDAQ STOCK MARKET (U.S.)             100.00      120.22      172.19      314.60      197.26      153.54
DOW JONES RESTAURANTS                  100.00      100.07      139.03      141.44      126.76      128.40
PEER GROUP                             100.00      114.33      113.89      102.69      159.40      198.00

----------
* $100 Invested on 12/31/96 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

      SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2002 by (a) each of our directors,
(b) each of our named executive officers, (c) all directors and executive officers as a group, and (d) each person known by us to beneficially own more than 5% of our common stock.

                            NAME OF                              AMOUNT AND NATURE OF        APPROXIMATE PERCENTAGE
                      BENEFICIAL OWNER(1)                       BENEFICIAL OWNERSHIP(2)     OF OUTSTANDING SHARES(3)
                      -------------------                       -----------------------     ------------------------
DIRECTORS AND EXECUTIVE OFFICERS:
John F. Antioco ...............................................      4,311,193(4)                       31%
Bart A. Brown, Jr .............................................      2,849,000(5)                       20%
William G. Shrader ............................................        438,179(6)                        3%
Jane Evans ....................................................         20,000(7)                        *
John C. Metz ..................................................         37,500(8)                        *
Debra Bloy ....................................................         75,325                           *
Jeff Smit .....................................................        107,750                           1%
Michael J. Herron .............................................         11,950                           *
All directors and officers as a group (six persons) ...........      7,850,897                          56%

5% STOCKHOLDERS:
Shamrock Master Fund ..........................................        800,461(9)                        6%

--------------------
*    Less than 1.0%.
(1) Each of such persons may be reached through our Company at 5050 North 40th Street, Suite 200, Phoenix, Arizona 85018.
(2) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control, or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of March 31, 2002 by the exercise of vested stock options or conversion of convertible notes.
(3) Based on 14,061,599 shares of common stock outstanding on March 31, 2002. The percentages shown include the shares of common stock actually owned as of March 31, 2002 and the shares of common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 31, 2002 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.
(4) Represents 2,171,596 shares of common stock held by Mr. Antioco, vested options to acquire 417,500 shares of common stock held by Mr. Antioco, and 1,722,596 shares of common stock held by Antioco Limited Partnership. Mr. Antioco is the sole managing member of Antioco Management LLC, which is the sole general partner of Antioco Limited Partnership. A trust for the benefit of descendants of Mr. Antioco and his spouse is the sole limited partner of the partnership. As managing member of the partnership's general partner, Mr. Antioco has sole power to vote or dispose of shares held by the partnership and therefore may be deemed to be the beneficial owner of shares held by Antioco Limited Partnership. Mr. Antioco disclaims beneficial ownership of shares held by Antioco Limited Partnership except to the extent that his individual interest in such shares arises from his interest in the partnership, and this proxy statement shall not be deemed to be an admission that Mr. Antioco is the beneficial owner of these shares for any purpose.
(5) Includes vested options to purchase 1,200,000 shares of common stock held by Mr. Brown.
(6) Includes vested options to purchase 400,000 shares of common stock held by Mr. Shrader.
(7) Represents vested options to purchase 20,000 shares of common stock held by Ms. Evans.
(8) Includes vested options to purchase 22,500 shares of common stock held by Mr. Metz.
(9) Based on the Schedule 13G dated September 27, 2001 with the SEC, Shamrock Master Fund, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

                              CERTAIN TRANSACTIONS

     We have adopted a policy that we will not enter into any transactions with directors, officers, or holders of more than 5% of our common stock on terms that are less favorable to our Company than we could obtain from independent third parties and that any loans to directors, officers, or 5% stockholders will be approved by a majority of our disinterested directors.

     In December 1993, we entered into a five-year lease for space to serve as our corporate offices. Steven A. Sherman, a former director of our Company, owns a majority interest in the building housing our offices. The lease was approved by the disinterested directors of our Company. During 1998, the lease was amended to extend the original term through January 31, 2004. The lease has been amended to include additional space where we have our offices. Rental payments under this agreement were approximately $247,000 during 2001. We believe that the foregoing transaction was no less favorable to us than could be obtained from non-affiliated parties. Mr. Sherman resigned as a director of our Company in February 2000.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On August 27, 2001, the Company engaged the accounting firm of KPMG LLP as its new independent public accountants and dismissed Arthur Andersen LLP. The decision to change the Company's accounting firm was recommended and approved by the Company's Audit Committee and approved by the Company's directors. During the two most recent fiscal years and subsequent interim reporting periods preceding the date of this report, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, accounting scope or procedure, or any reportable events. The report of Arthur Andersen LLP on the consolidated financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has not consulted with KPMG LLP during the last two fiscal years or subsequent interim period on either the application of accounting principles or type of opinion KPMG LLP might issue on the Company's consolidated financial statements.

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by Arthur Andersen LLP and by KPMG LLP for the audit of the Company's consolidated financial statements for 2001 and fees billed for other services rendered by each firm.

                                             KPMG LLP      Arthur Andersen LLP       Totals
                                             --------      -------------------       ------
Audit fees, excluding other audit related    $ 71,000           $ 16,000            $ 87,000
                                             --------           --------            --------
All Other Fees:

Audit related fees (1)                            -0-             10,250              10,250
Other non-audit services (2)                   39,818             20,430              60,248
                                             --------           --------            --------
Total All Other Fees                           39,818             30,680              70,498
                                             --------           --------            --------
  Total                                      $110,818           $ 46,680            $157,498
                                             ========           ========            ========

----------
(1) Audit related fees consisted principally of audits of financial statements of certain employee benefit plans, assistance and review of documents filed with the SEC, and issuance of consents.
(2) Other non-audit fees consisted of tax compliance and tax audit consulting fees.

AUDIT FEES AND ALL OTHER FEES

     Fees for the quarterly reviews and the last annual financial statement audit, excluding audit related fees, were $87,000. All other fees were $70,498, including fees for non-audit services of $60,248 and audit-related services of $10,250. Non-audit related services consisted of tax compliance and tax audit consulting fees. Audit-related services consisted of audits of financial statements of certain employee benefit plans, assistance and review of certain filings with the SEC, and the issuance of consents.

     During KPMG LLP's engagement to audit the Company's financial statements for the fiscal year ended December 31, 2001, no hours expended on such engagement were attributed to work performed by persons other than full-time, permanent employees of KPMG LLP.

     During Arthur Andersen's engagement to audit the Company's financial statements for a portion of the fiscal year ended December 31, 2001, no hours expended on such engagement were attributed to work performed by persons other than full-time, permanent employees of Arthur Andersen LLP.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG LLP, independent certified public accountants, to audit the consolidated financial statements of our Company for the fiscal year ending December 30, 2002 and recommends that stockholders vote in favor of the ratification of such appointment. The board anticipates that representatives of KPMG LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                        PROPOSAL TO APPROVE THE COMPANY'S
                        2002 INCENTIVE STOCK OPTION PLAN

     The Board of Directors adopted the Company's 2002 Incentive Stock Option Plan, (the "2002 Incentive Plan"), on April 30, 2002, subject to approval by the Company' stockholders at the annual meeting. The full text of the 2002 Incentive Plan is included as "Appendix A" to this Proxy Statement.

     By April 30, 2002, the Company had an aggregate of only 117,417 shares of Common Stock remaining available for issuance under the 1995 Plan and 1999 Plan. The 1990 Plan has expired. At that time the board of directors considered the likelihood that the Company will be required to grant stock options or other stock-based awards in the future in order to attract, retain, and motivate key employees, directors, and independent contractors who provide services to the Company. Accordingly, the board of directors adopted the 2002 Incentive Plan, which is intended to attract, retain, and motivate directors, employees, and independent contractors who provide valuable services to the Company by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interest and efforts to the long-term interests of the Company's stockholders. The board of directors believes that it is in the best interests of the Company to adopt the 2002 Incentive Plan. Accordingly, the board of directors recommends a vote "FOR" the proposal to approve the 2002 Incentive Plan.

GENERAL TERMS OF THE 2002 INCENTIVE PLAN; SHARES AVAILABLE FOR ISSUANCE

     The 2002 Incentive Plan provides for the granting of awards to employees, directors, and independent contractors eligible to receive awards under the 2002 Incentive Plan. Such awards may include, but are not limited to, incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), and restricted stock awards.

     The 2002 Incentive Plan authorizes the issuance of 1,000,000 shares of Common Stock. The maximum number of shares covered by awards granted to any individual in any year may not exceed 15% of the total number of shares that may be issued under the 2002 Incentive Plan. If any award is forfeited, terminated, canceled, does not vest, or expires without having been exercised in full, stock not issued under such award will again be available for the purposes of the 2002 Incentive Plan. If SARs are settled in cash, the shares covered by such SARs will remain available for the granting of other awards. If any change is made in the stock subject to the 2002 Incentive Plan, or subject to any award granted under the 2002 Incentive Plan (through consolidation, spin-off, re-capitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the 2002 Incentive Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options, SARs, or similar outstanding awards.

     The 2002 Incentive Plan provides that it is not intended to be the exclusive means by which the Company may issue options to acquire its Common Stock or any other type of award. To the extent permitted by applicable law, the Company may issue any other options, warrants, or awards other than pursuant to the 2002 Incentive Plan without stockholder approval. Stockholder approval of the 2002 Incentive Plan will authorize the board of directors to issue or confirm the issuance of stock options outside of the 2002 Incentive Plan.

ELIGIBILITY AND ADMINISTRATION

     Employees of the Company, non-employee directors, proposed directors, proposed employees, and independent contractors will be eligible to receive awards under the 2002 Incentive Plan. Options that are incentive stock options may be granted only to employees of the Company. The board of directors will administer the 2002 Incentive Plan. The board of Directors may delegate all or any portion of its authority and duties under the 2002 Incentive Plan to one or more committees appointed by the board of directors under such conditions and limitations as the board of directors may from time to time establish. The board of directors and/or any committee that has been delegated the authority to administer the 2002 Incentive Plan is referred to as the "Plan Administrator." The Plan Administrator will have the authority, in its discretion, to determine all matters relating to awards, including the selection of the individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award.

GRANT AND EXERCISE OF AWARDS

STOCK OPTIONS

     The expiration date, maximum number of shares purchasable, vesting provisions, and any other provisions of options granted under the 2002 Incentive Plan will be established at the time of grant. The Plan Administrator will set the term of each option, but no incentive stock options may be granted for terms of greater than 10 years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan
Administrator. The board of directors will have the discretion to provide for the automatic acceleration of the vesting of outstanding options in the event of a "Transfer of Control" (as defined in the 2002 Incentive Plan).

     The exercise prices of options will be determined by the Plan Administrator, but if the option is intended to be an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock at the time of the grant (110% of the fair market value if the option is granted to a stockholder who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries). On April 22, 2002, the closing price of the Company's Common Stock on the Nasdaq National Market was $6.14 per share.

STOCK APPRECIATION RIGHTS

     SARs will entitle the holder to receive a payment equal to the appreciation in the market value of a stated number of shares of Common Stock from the price stated in the award agreement to the market value of the Common Stock on the date the SAR is exercised. Such payment may be made in cash or in shares of Common Stock valued as of the date of the surrender, or partly in cash and partly in shares of Common Stock, as determined in the sole discretion of the Plan Administrator. The Plan Administrator may grant SARs either in tandem with an option or with respect to a number of shares for which no options are granted. Consistent with the provisions of the 2002 Incentive Plan, the Plan Administrator may determine such terms, conditions, restrictions, and limitations, if any, on any SARs, including a maximum appreciation value payable for SARs.

RESTRICTED STOCK AWARDS

     The Plan Administrator also may grant restricted stock awards in Common Stock or denominated in units of Common Stock. The Plan Administrator, in its discretion, may make such awards subject to conditions and restrictions that may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow or stockholder returns. The Plan Administrator may choose, at the time of granting a restricted stock award or at any time thereafter up to the time of payment of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan Administrator may establish. All dividends or dividend equivalents that are not paid currently, in the Plan Administrator's sole discretion, may accrue interest and be paid to the award holder if, when, and to the extent such award is paid.

TRANSFERABILITY OF OPTIONS; TERMINATION OF EMPLOYMENT OR SERVICES TO THE COMPANY

     Except as otherwise allowed by the Plan Administrator, options granted under the 2002 Incentive Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the holder and, during the lifetime of the holder, are exercisable only by such holder. The Plan Administrator will determine the terms and conditions under which options may be exercised following the termination of the holder's relationship with the Company. Incentive stock options, however, will not be exercisable for more than
(i) up to three months after termination of the holder's employment for reasons other than death or disability, or (ii) up to one year after termination due to disability.

DURATION AND MODIFICATION

     The 2002 Incentive Plan will remain in force until April 30, 2012, unless sooner terminated by the board of directors. After the 2002 Incentive Plan is terminated, no future awards may be granted, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions. The board of directors may amend, suspend or terminate the 2002 Incentive Plan at any time, except that that the board of directors may not amend the 2002 Incentive Plan to increase the number of shares available for issuance under the 2002 Incentive Plan (other than through consolidation, spin-off, re-capitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise) without the approval of the Company's shareholders.
Despite the foregoing, the board of directors, in its sole discretion, may bifurcate the 2002 Incentive Plan so as to restrict; limit, or condition the use of any provision of the 2002 Incentive Plan to participants who are officers, directors or shareholders subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the 2002 Incentive Plan with respect to other participants.

FEDERAL INCOME TAX CONSEQUENCES

     Certain options granted under the 2002 Incentive Plan will be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or her or when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price, however, generally will be treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year of the date the shares were transferred to the optionholder upon exercise, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the exercise price paid. The Company will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option was exercised.

Certain other options issued under the 2002 Incentive Plan may be nonqualified options. The income tax consequences of nonqualified options, as well as other awards granted under the 2002 Incentive Plan, will be governed by Section 83 of the Internal Revenue Code. Under Section 83, the excess of the fair market value of the shares of the Company's Common Stock acquired pursuant to the exercise of any non-qualified option or the grant of other awards over the amount paid for such stock (the "Excess Value") must be included in the gross income of the holder in the first taxable year in which the Common Stock acquired by the holder is not subject to a substantial risk of forfeiture. In calculating the Excess Value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the Excess Value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, the Company will be entitled to a federal income tax deduction in the same taxable year that holders recognize income. The Company will be required to withhold income taxes with respect to income reportable pursuant to Section 83 by a holder. The basis of the shares acquired by an optionholder or award recipient will be equal to the exercise price of those shares plus any income recognized pursuant to Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for more than 12 months from the date the substantial risk of forfeiture lapsed or, if a Section 83(b) election is made, more than 12 months from the date the shares were acquired. The maximum federal capital gains tax rate currently is 20% for property held more than 12 months.

RATIFICATION BY STOCKHOLDERS OF THE 2002 INCENTIVE PLAN

     Approval of the 2002 Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Meeting. Upon approval of the 2002 Incentive Plan by the Company's stockholders, any awards granted pursuant to the 2002 Incentive Plan prior to stockholder approval will remain valid and unchanged. In the event that the proposal to approve the 2002 Incentive Plan is not approved by the stockholders of the Company at the Meeting, any awards granted pursuant to the 2002 Incentive Plan will automatically terminate and be forfeited to the same extent and with the same effect as though the 2002 Incentive Plan had never been adopted, and the Company will not make any further grants of awards under the 2002 Incentive Plan.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     We must receive stockholder proposals that are intended to be presented by such stockholders at the annual meeting of stockholders of our Company to be held during calendar 2003 no later than December 31, 2002 in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2003, except in circumstances where (a) we receive notice of the proposed matter no later than March 3, 2003 and (b) the proponent complies with the other requirements set forth in Rule 14a-4.

                                 OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares they represent as our board of directors may recommend.

                                                           Dated: April 30, 2002

                                   APPENDIX A

                        MAIN STREET AND MAIN INCORPORATED
                        2002 INCENTIVE STOCK OPTION PLAN

             ADOPTED BY THE BOARD OF DIRECTORS AS OF APRIL 30, 2002

     1. PURPOSE. The purpose of this 2002 Incentive Stock Option Plan (the "Plan") is to attract, retain and motivate employees, directors, and independent contractors by providing them with the opportunity to acquire a proprietary interest in MAIN STREET AND MAIN INCORPORATED, a Delaware corporation (the "Company") and to link their interest and efforts to the long-term interests of the Company's shareholders.

     2. PLAN ADMINISTRATION

          2.1 IN GENERAL. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in Section 11, the Board, in its sole discretion, may delegate all or any portion of its authority and duties under the Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator." Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to awards (as described in Section 5) under the Plan, including the selection of the individuals to be granted awards, the type of awards, the number of shares of the Company's common stock ("Common Stock") subject to an award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an award. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive.

          2.2 RULE 16b-3 AND CODE SECTION 162(m). Notwithstanding any provision of this Plan to the contrary, only the Board or a committee composed of two or more "Non-Employee Directors" may make determinations regarding grants of awards to officers, directors, and 10% shareholders of the Company. For purposes of this Plan, the term "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Plan Administrator shall have the authority and discretion to determine the extent to which awards will conform to the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

          2.3 OTHER PLANS. The Plan Administrator also shall have authority to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

     3. ELIGIBILITY. Any employee of the Company shall be eligible to receive any award under the Plan. Directors who are not employees, proposed directors, proposed employees and independent contractors shall be eligible to receive awards other than Incentive Stock Options (as defined in Section 5.2). For purposes of this Section 3, the "Company," with respect to all awards under the Plan, other than Incentive Stock Options, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Plan Administrator. With respect to Incentive Stock Options, the "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

     4. SHARES SUBJECT TO THE PLAN

          4.1 NUMBER AND SOURCE. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Subject to adjustment as provided in Section 4.3, the aggregate number of shares that may be issued under the Plan shall not exceed 1,000,000 shares. The aggregate number of shares that may be covered by awards granted to any one individual in any year shall not exceed 15% of the total number of shares that may be issued under the Plan.

          4.2 SHARES AVAILABLE. Any shares subject to an award granted under the Plan that is forfeited, terminated or canceled, or any shares that do not vest, shall again be available for the granting of awards under the Plan. If a stock appreciation right is settled in cash, the shares covered by such award shall remain available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

          4.3 ADJUSTMENT OF SHARES AVAILABLE. The aggregate number and type of shares available for awards under the Plan, the maximum number and type of shares that may be subject to awards to any individual under the Plan, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options, stock appreciation rights or similar awards outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

          4.4 TRANSFER OF CONTROL. In the event of a Transfer of Control of the Company (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation") shall either assume the Company's rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding awards in connection with the Transfer of Control, the Board may, in its discretion, provide that any unexercisable and/or unvested portion of the outstanding awards shall be immediately exercisable and vested in full on or before the date of the Transfer of Control. The exercise and/or vesting of any award that is permissible solely by reason of this Section 4.4 shall be conditioned upon the consummation of the Transfer of Control. Any awards that are neither (i) assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor (ii) exercised on or before the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Unless otherwise determined by the Board, a "Transfer of Control" shall be deemed to have occurred in the event of any of the following:
(a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company if the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; (b) a merger or consolidation if the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation (regardless of whether the Company is the surviving corporation); (c) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (d) a liquidation or dissolution of the Company.

     5. AWARDS

          5.1 TYPES OF AWARDS. Awards granted under this Plan may include, but are not limited to, Incentive Stock Options or Nonqualified Stock Options (as defined in Section 5.2), stock appreciation rights or restricted stock awards. Such awards may be granted either alone, in addition to, or in tandem with any other type of award granted under the Plan.

          5.2 STOCK OPTIONS. The Plan Administrator may grant stock options, designated as "Incentive Stock Options," which comply with the provisions of
Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options" that do not comply with the provisions of Section 422 of the Code or any successor statutory provision. The price for which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator; however, the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value (as defined below) of such shares on the date such option is granted (110% of the Fair Market Value if options are intended to be Incentive Stock Options and are granted to a shareholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company). For purposes of the Plan, "Fair Market Value" as to a particular day shall be the per-share closing price for the Common Stock as reported for the prior trading day in THE WALL

STREET JOURNAL or in such other source as the Plan Administrator deems reliable. The Plan Administrator shall set the term of each stock option, but no Incentive Stock Option shall be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code) such options shall be treated as Nonqualified Stock Options. An optionholder and the Plan Administrator can agree at any time to convert an Incentive Stock Option to a Nonqualified Stock Option.

          5.3 STOCK APPRECIATION RIGHTS. The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the Plan or with respect to a number of shares for which an option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to the excess of the share's Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in shares of Common Stock valued at Fair Market Value as of the date of the surrender, or partly in cash and partly in shares of Common Stock, as determined by the Plan Administrator in its sole discretion. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights.

          5.4 RESTRICTED STOCK AWARDS. The Plan Administrator may grant restricted stock awards under the Plan in Common Stock or denominated in units of Common Stock. The Plan Administrator, in its discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices or to be achieved during a period of time. The Plan Administrator may choose, at the time of granting a restricted stock award or at any time thereafter up to the time of payment of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan Administrator may establish. All dividends or dividend equivalents that are not paid currently may, in the Plan Administrator's sole discretion, accrue interest and be paid to the participant if, when, and to the extent such award is paid.

          5.5 PAYMENT; DEFERRAL. Awards granted under the Plan may be settled through cash payments, the delivery of Common Stock (valued at Fair Market
Value) or the granting of awards or combinations thereof as the Plan Administrator shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions, and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

          5.6 INDIVIDUAL AWARD AGREEMENTS. Stock Options shall and other awards may be evidenced by agreements between the Company and the recipient in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements may contain such provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

     6. AWARD EXERCISE

          6.1 PRECONDITION TO STOCK ISSUANCE. No shares shall be delivered pursuant to the exercise of any stock option or stock appreciation right, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in Section 6.3) is received by the Company. No holder of an option or stock appreciation right, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such option or right is exercised, the exercise price is paid, and such shares are issued.

          6.2 NO FRACTIONAL SHARES. No stock option may at any time be exercised with respect to a fractional share. No fractional share shall be issued with respect to a stock appreciation right; however, a fractional stock appreciation right may be exercised for cash.

          6.3 FORM OF PAYMENT. An optionee may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) cashless exercises, (d) any combination of the above, or
(e) such other means as the Plan Administrator may approve. Any optionee who owns Common Stock may use such shares as a form of payment to exercise stock options granted under the Plan. The Plan Administrator, in its discretion, may restrict or rescind this right by notice to optionees. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the exercise price. If an option is exercised by surrender of shares having a Fair Market Value less than the exercise price, the optionholder must pay the difference in cash.

     7. TRANSFERABILITY. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient, and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award shall be exercisable during the recipient's lifetime only by the recipient.

     8. WITHHOLDING TAXES; OTHER DEDUCTIONS. The Company shall have the right to deduct from any settlement of an award granted under the Plan, including the delivery or vesting of shares, (a) an amount of cash or shares of Common Stock having a value sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such award to the Company or to any parent or subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations. The Plan Administrator also may, in its discretion, permit the holder of an award to deliver to the Company, at the time the award is exercised or vests, one or more shares of Common Stock previously acquired by such individual (other than pursuant to the transaction triggering the taxes) with an aggregate Fair Market Value up to or equal to (but not in excess of) the amount of the taxes incurred in connection with such exercise or vesting.

     9. TERMINATION OF SERVICES. The terms and conditions under which an award may be exercised following termination of a recipient's employment, directorship or independent contractor relationship with the Company shall be determined by the Plan Administrator; provided, however, that Incentive Stock Options shall not be exercisable at any time after the earliest of the date that is (a) three months after termination of employment, unless due to death or Disability (as defined in Section 22(e)(3) of the Code); (b) one year after termination of employment due to Disability; or (c) ten years after the date of grant (five years if granted to a shareholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company).

     10. TERM OF THE PLAN. The Plan shall become effective as of the date of adoption by the Board and shall remain in full force and effect through the date that is ten years thereafter, unless sooner terminated by the Board. After the Plan is terminated, no future awards may be granted, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

     11. PLAN AMENDMENT; BIFURCATION OF THE PLAN. The Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's shareholders (a) that would increase the number of shares available for issuance under the Plan (other than in accordance with Section 4.3), or (b) if such approval is required (i) to comply with
Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of Section 162(m) of the Code. Notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers, directors or shareholders subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants

     12. PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue awards to acquire its Common Stock.

     13. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware.

     14. APPROVAL BY SHAREHOLDERS. This Plan shall be submitted to the shareholders of the Company for their approval at a regular or special meeting to be held within 12 months after the adoption of this Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve this Plan at such meeting or if this Plan is not approved by the shareholders within 12 months after its adoption by the Board, this Plan (and all awards granted hereunder) shall automatically terminate to the same extent and with the same effect as though this Plan had never been adopted. If this Plan is approved by shareholders, all awards granted under the Plan to persons who are "Affiliates" of the Company (as defined under the Securities Act of 1933, as amended) shall be deemed acquired on the date such approval is obtained.

                        MAIN STREET AND MAIN INCORPORATED
                       2002 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of MAIN STREET AND MAIN INCORPORATED, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated April 30, 2002, hereby appoints Bart A. Brown, Jr., William G. Shrader and Michael J. Herron, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company, to be held on Monday, June 24, 2002, at 10:00 a.m., local time, at the Bamboo Club Restaurant for a complimentary breakfast and tour and then to the fifth floor of the Bank of America Building which adjoins the Bamboo Club restaurant where all business shall be conducted, both located at 699 South Mill Avenue, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE RATIFICATION AND APPOINTMENT OF INDEPENDENT AUDITORS: FOR APPROVAL OF THE 2002 INCENTIVE STOCK OPTION PLAN; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE.)

                          (CONTINUED FROM OTHER SIDE.)

1.  ELECTION OF DIRECTORS:  FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote for   [ ]    *EXCEPTIONS  [ ]
                            listed below.            all nominees listed below.

Nominees: John F. Antioco, Bart A. Brown, Jr., William G. Shrader, Jane Evans,
          John C. Metz, and Debra Bloy.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:
    [ ] FOR appointment       [ ] AGAINST appointment       [ ] ABSTAIN

3.  APPROVAL OF THE 2002 INCENTIVE STOCK PLAN:
    [ ] FOR approval          [ ] AGAINST approval          [ ] ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

                              Change of Address and/ or Comments Mark Here [ ]

                              (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

                              Dated:______________________________________, 2002

                              __________________________________________________
                                                   Signature

                              __________________________________________________
                                           Signature if held jointly

SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Votes must be indicated (x) in Black or Blue ink.